Exhibit 99.1

Tidewater to Present at the UBS Global Oil and Gas Conference

NEW ORLEANS, May 14, 2007 – Tidewater Inc. (NYSE: TDW) announced today that Stephen W. Dick, Executive Vice President, and Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer, will present at the 2007 UBS Global Oil and Gas Conference in Austin, Texas, on Tuesday, May 22, 2007, at 11:20 a.m. CDST (12:20 p.m. Eastern). The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available at 3:00 p.m. CDST on May 22, 2007. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 463 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Contact: Joe Bennett – (504) 566-4506

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